Exhibit 99.1

Preformed Line Products Announces Third Quarter And First Nine Months Of 2019 Results

MAYFIELD VILLAGE, Ohio, Nov. 1, 2019 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its third quarter and first nine months of 2019.

Net income for the quarter ended September 30, 2019 was $8.0 million, or $1.55 per diluted share, compared to $9.1 million, or $1.76 per diluted share, for the comparable period in 2018.

Net sales in the third quarter of 2019 increased 10% to $119.2 million compared to $108.4 million in the third quarter of 2018.

Net income for the nine months ended September 30, 2019 was $17.7 million, or $3.48 per diluted share, compared to $21.3 million, or $4.19 per diluted share, for the comparable period in 2018.

Net sales increased 5% to $331.2 million for the first nine months of 2019 compared to $315.5 million in the first nine months of 2018.

The Company's results for the third quarter and first nine months of 2018 benefitted from an adjustment to its 2017 estimated tax expense that it previously recorded associated with the U.S. Tax Cuts and Jobs Act in 2017. The Company also recorded a one-time tax savings in September 2018, due to a pension contribution made during the third quarter. Both events contributed to a lower effective tax rate and tax expense for the third quarter and first nine months of 2018 as compared to the same periods in 2019. As a result, the 43% increase in third quarter 2019 income before income taxes over the same period last year did not lead to higher net income.

Currency translation rates negatively impacted net sales by $3.3 million for the quarter ended September 30, 2019 and $12.7 million for the first nine months of 2019. Currency had no effect on net income for the quarter and a negative impact of $.2 million for the first nine months of 2019.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "Once again, we achieved an all-time high in domestic sales for a quarter while we continued to grow at a double-digit pace across our international operations. Our focus on the efficient use of our global manufacturing capacity delivered consistent product margins and resulted in increased overall gross profit margin as compared to the same period last year."

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed's world headquarters are in Cleveland, Ohio, and the Company operates two domestic manufacturing centers located in Rogers, Arkansas, and Albemarle, North Carolina. The Company serves its worldwide market through international operations in Argentina, Australia, Austria, Brazil, Canada, China, Colombia, Czech Republic, England, France, Indonesia, Malaysia, Mexico, New Zealand, Poland, Russia, South Africa, Spain and Thailand.

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2018 Annual Report on Form 10-K filed with the SEC on March 8, 2019 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(In thousands, except per share data)	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018

Net sales	$ 119,217	$ 108,413	$ 331,212	$ 315,467
Cost of products sold	79,874	74,922	226,798	215,255
GROSS PROFIT	39,343	33,491	104,414	100,212

Costs and expenses
Selling	9,410	8,965	26,868	27,297
General and administrative	13,275	11,655	38,486	33,859
Research and engineering	4,240	3,706	12,809	11,013
Other operating expense - net	775	1,150	1,447	2,950
	27,700	25,476	79,610	75,119

OPERATING INCOME	11,643	8,015	24,804	25,093

Other income (expense)
Interest income	211	111	613	340
Interest expense	(735)	(364)	(1,688)	(992)
Other income - net	138	94	306	267
	(386)	(159)	(769)	(385)

INCOME BEFORE INCOME TAXES	11,257	7,856	24,035	24,708

Income tax expense (benefit)	3,213	(1,198)	6,302	3,390

NET INCOME	$ 8,044	$ 9,054	$ 17,733	$ 21,318
Less: Net income attributable to noncontrolling interests	93	-	54	-

NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$ 7,951	$ 9,054	$ 17,679	$ 21,318

BASIC EARNINGS PER SHARE
Net Income Attributable to Preformed Line Products Company Shareholders	$ 1.58	$ 1.80	$ 3.51	$ 4.23

DILUTED EARNINGS PER SHARE
Net Income Attributable to Preformed Line Products Company Shareholders	$ 1.55	$ 1.76	$ 3.48	$ 4.19

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.60	$ 0.60

Weighted-average number of shares outstanding - basic	5,024	5,025	5,039	5,038

Weighted-average number of shares outstanding - diluted	5,119	5,138	5,077	5,088

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Thousands of dollars, except share and per share data)	2019	2018

ASSETS
Cash and cash equivalents	$ 41,158	$ 43,609
Accounts receivable, less allowances of $3,845 ($3,178 in 2018)	85,842	73,139
Inventories - net	92,227	85,259
Prepaids	6,821	9,374
Other current assets	6,866	2,882
TOTAL CURRENT ASSETS	232,914	214,263

Property, plant and equipment - net	117,697	102,955
Other intangibles - net	15,216	8,458
Goodwill	25,278	15,621
Deferred income taxes	8,220	6,900
Other assets	25,679	10,600

TOTAL ASSETS	$ 425,004	$ 358,797

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 28,607	$ 26,414
Notes payable to banks	7,398	9,042
Current portion of long-term debt	2,719	1,448
Accrued compensation and amounts withheld from employees	14,957	11,153
Accrued expenses and other liabilities	29,801	21,430
TOTAL CURRENT LIABILITIES	83,482	69,487

Long-term debt, less current portion	52,888	24,960
Other noncurrent liabilities and deferred income taxes	28,917	14,980

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 5,016,293 and
5,020,410 issued and outstanding, as of September 30, 2019 and December 31, 2018	12,825	12,662
Common shares issued to rabbi trust, 267,641 and 269,630 shares at
September 30, 2019 and December 31, 2018, respectively	(10,981)	(11,008)
Deferred Compensation Liability	10,981	11,008
Paid-in capital	37,642	34,401
Retained earnings	348,710	334,170
Treasury shares, at cost, 1,396,152 and 1,310,387 shares at
September 30, 2019 and December 31, 2018, respectively	(76,781)	(72,280)
Accumulated other comprehensive loss	(62,733)	(59,583)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	259,663	249,370
Noncontrolling interest	54	-
TOTAL SHAREHOLDERS' EQUITY	259,717	249,370
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 425,004	$ 358,797

CONTACT: Michael A. Weisbarth, Preformed Line Products, (440) 473-9246